UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2013

MADISON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-54081	27-2585073
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

 8615 Ridgely’s Choice Dr., Suite 111, Baltimore, Maryland 21236

(Address of principal executive offices, including zip code)

(410) 529-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 13, 2013, Madison Bancorp, Inc. (the “Company”) announced its unaudited financial results for the three months ended June 30, 2013. For more information, reference is made to the Company’s press release dated August 13, 2013, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Madison Bancorp, Inc. (the “Company”) was held on August 12, 2013. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

			BROKER NON-
	FOR	WITHHELD	VOTES
Jaynee S. Agnone	346,175	3,069	187,095
Clare L. Glenn	341,848	7,396	187,095
David F. Wallace	346,275	2,969	187,095

2.

The appointment of Rowles & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 was ratified by the stockholders by the following vote:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
531,570	125	4,644	-0-

3.

The compensation of the named executive officers as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative in the proxy statement was approved by the stockholders by the following vote:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
338,875	8,119	2,250	187,095

4.	The frequency of the advisory vote on the compensation of the Company’s named executive officers was approved by the stockholders to be held every two years by the following vote:

				BROKER NON-
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	VOTES
79,930	222,479	44,335	2,500	187,095

 The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included every two years in the Company’s proxy materials.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished herewith:

                                Number          Description

99.1                 Press Release dated August 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MADISON BANCORP, INC.

Date: August 14, 2013 By:	/s/ Michael P. Gavin

Michael P. Gavin
President and Chief Executive Officer